Exhibit 10.45
Executed Version

TRADEMARK SECURITY AGREEMENT, dated as of February 23, 2023 (this “Agreement”), among Sotera Health Holdings, LLC (the “Grantor”) and JPMorgan Chase Bank, N.A., as collateral agent (in such capacity and together with its successors and assigns, the “First Lien Collateral Agent”).

Reference is made to (a) the First Lien Credit Agreement dated as of February 23, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”) among SOTERA HEALTH COMPANY, a Delaware corporation (“Holdings”), SOTERA HEALTH HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as First Lien Administrative Agent and First Lien Collateral Agent and (b) the First Lien Collateral Agreement dated of February 23, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Collateral Agreement”) among the Borrower, the other Grantors from time to time party thereto, Holdings, and the First Lien Collateral Agent. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the First Lien Credit Agreement. The Grantor is an Affiliate of the Borrower and is willing to execute and deliver this Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the First Lien Collateral Agreement. The rules of construction specified in Section 1.01(b) of the First Lien Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the First Lien Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under the United States Trademarks listed on Schedule I attached hereto (collectively, the “Trademark Collateral”). This Agreement is not to be construed as an assignment of any trademark or trademark application. Notwithstanding anything herein to the contrary, the Trademark Collateral shall not include, and in no event shall the Security Interest attach to, any intent-to-use trademark applications filed in the United States Patent and Trademark Office, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act.

SECTION 3. Termination. Subject to Section 5.13 of the First Lien Collateral Agreement, upon the occurrence of the Termination Date, the security interest granted herein shall terminate and the First Lien Collateral Agent shall execute, acknowledge, and deliver to the Grantors all instruments in writing in recordable form to evidence and release the collateral pledge, grant, assignment, lien and security interest in the Trademark Collateral under this Agreement.

SECTION 4. First Lien Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the First Lien Collateral Agent with respect to the Trademark Collateral are more fully set forth in the First Lien Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the First Lien Collateral Agreement, the terms of the First Lien Collateral Agreement shall govern.

SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. The words “execution,” “signed,” “signature” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SOTERA HEALTH HOLDINGS, LLC, as Grantor
/s/ Jason Peterson
Name: Jason Peterson
Title: Treasurer

JPMORGAN CHASE BANK, N.A., as First Lien Collateral Agent
/s/ Joon Hur
Name: Joon Hur
Title: Executive Director

[Signature Page to Trademark Security Agreement]